Exhibit 16.1

KPMG

P.O. Box 493

Century Yard, Cricket Square

Grand Cayman KY1-1106

Cayman Islands

Telephone	+1 345 949 4800
Fax	+1 345 949 7164
Internet	www.kpmg.ky

Securities and Exchange Commission

Washington, D.C. 20549

U.S.A.

September 29, 2017

Ladies and Gentlemen:

We were previously external auditors for Advantage Insurance Holdings (now known as Advantage Insurance Inc.) and, under the date of July 31, 2017, we reported on the consolidated financial statements of Advantage Insurance Holdings as of and for the year ended December 31, 2015. On August 1, 2017, we resigned. We have read Advantage Insurance Inc.’s statements under Item 304 of Regulation S-K which are required under Item 11 of Form S-1, and we agree with such statements.

Yours faithfully

KPMG in the Cayman Islands

KPMG, a Cayman Islands partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International

Cooperative (“KPMG International”), a Swiss entity.

Document classification: KPMG Confidential